Exhibit 5.1

May 15, 2013

Rose Rock Midstream, L.P.

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Ladies and Gentlemen:

We have acted as special counsel to Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), Rose Rock Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (“Rose Rock Finance”), Rose Rock Midstream Operating, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“OLLC”), Rose Rock Midstream Energy GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Energy GP”), and Rose Rock Midstream Crude, L.P., a Delaware limited partnership and wholly-owned subsidiary of the Partnership (“Crude LP” and, together with OLLC and Energy GP, the “Guarantors,” and, collectively with the Partnership and Rose Rock Finance, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 15, 2013. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of

(i) up to an aggregate $500,000,000 of an indeterminate number or amount of (A) common units (the “Primary Common Units”) representing limited partner interests in the Partnership, (B) debt securities of the Partnership, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), by the Partnership and, if applicable, Rose Rock Finance and (iii) guarantees with respect to the Debt Securities (the “Guarantees”) by some or all of the Guarantors; and

(ii) up to an aggregate 12,529,418 common units representing limited partner interests in the Partnership (the “Secondary Common Units”) to be offered by Rose Rock Midstream Holdings, LLC and Rose Rock Midstream Corporation, which Secondary Common Units include (A) 8,389,709 common units representing limited partner interests in the Partnership (the “Subordinated Conversion Units”) issuable upon conversion of 8,389,709 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and (B) 1,250,000 common units representing limited partner interests in the Partnership (the “Class A Conversion Units” and together with the Subordinated Conversion Units, the “Conversion Units”) issuable upon conversion of 1,250,000 Class A units representing limited partner interests in the Partnership (the “Class A Units”).

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The Primary Common Units and the Secondary Common Units are collectively referred to herein as the “Common Units,” and collectively with the Debt Securities and the Guarantees, as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities in the form filed as Exhibit 4.8 to the Registration Statement, among the Partnership, the trustee and, if applicable, the securities administrator to be named therein (such indenture, as may be supplemented by one or more supplemental indentures thereto, collectively, the “Senior Indenture”), or (ii) an indenture governing subordinated debt securities in the form filed as Exhibit 4.9 to the Registration Statement, among the Partnership, the trustee and, if applicable, the securities administrator to be named therein (such indenture, as may be supplemented by one or more supplemental indentures thereto, collectively, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such Indenture, as amended and supplemented by a supplemental indenture thereto, to which each Guarantor providing a Guarantee of the Debt Securities of such series shall be a party.

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Limited Partnership of the Partnership, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended to date, the “Partnership Agreement”), and Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (collectively, the “Partnership Documents”);

(ii) the Certificate of Incorporation and the Bylaws of Rose Rock Finance (collectively, the “Rose Rock Finance Documents”);

(iii) the Certificate of Formation and the First Amended and Restated Limited Liability Company Agreement of Rose Rock Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) (collectively, the “GP Documents”);

(iv) the Certificate of Formation and the Limited Liability Company Agreement of OLLC (collectively, the “OLLC Documents”);

(v) the Certificate of Formation and the Limited Liability Company Agreement of Energy GP, in each case as amended to date (collectively, the “Energy GP Documents”);

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(vi) the Certificate of Limited Partnership and the Agreement of Limited Partnership of Crude LP, in each case as amended to date (collectively, the “Crude LP Documents,” and together with the Partnership Documents, the Rose Rock Finance Documents, the GP Documents, the OLLC Documents and the Energy GP Documents, the “Constituent Documents”);

(vii) a specimen of the certificate representing the Common Units;

(viii) the Registration Statement;

(ix) the Prospectus;

(x) the forms of the Indentures filed as Exhibits 4.8 and 4.9 to the Registration Statement; and

(xi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Registrants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) the Constituent Documents will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any Common Units will comply with Article V of the Partnership Agreement;

(iii) the certificates for the Common Units conform to the specimens thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

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(iv) any supplemental indenture to either of the Indentures and any resolution of the board of directors and/or any officer’s certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors and/or officer’s certificate; and

(v) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance of the applicable Registrant’s obligations thereunder or in respect thereof (including, without limitation, its obligations under each of the Indentures with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Constituent Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the Partnership, OLLC, Energy GP and Crude LP) and Rose Rock Finance, as applicable, and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) in the case of an offering of the Primary Common Units by the Partnership, such Primary Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Primary Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by the matters described below:

•

If a court were to determine that the right or exercise of the right provided under the Partnership Agreement by the holders of Common Units, Subordinated Units and Class A Units (the “Limited Partners”) of the Partnership as a group (i) to remove or

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replace the General Partner, (ii) to approve certain amendments to the Partnership Agreement or (iii) to take certain other actions under the Partnership Agreement constituting “participation in the control” of the Partnership’s business for purposes of Section 17-303 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), then the Limited Partners could be held personally liable for the Partnership’s obligations under the laws of Delaware, to the same extent as the General Partner with respect to persons who transact business with the Partnership and reasonably believe that such Limited Partner is a general partner.

•

Under Section 17-607 of the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years.

•

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of the Partnership’s ownership of OLLC, Energy GP, Crude LP or otherwise, it were determined that the Partnership was conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the Limited Partners as a group to remove or replace the General Partner, to approve certain amendments to the Partnership Agreement, or to take other action under the Partnership constitutes or constituted “participation in the control” of the Partnership’s business for purposes of the statutes of any relevant jurisdiction, then the Limited Partners could be held personally liable for the obligations of the Partnership under the law of that jurisdiction to the same extent as the General Partner under the circumstances.

2. With respect to any series of Debt Securities to be issued under either of the Indentures, when (a) such Indenture has been duly authorized and validly executed and delivered by the Partnership, by the trustee and, if applicable, the securities administrator under such Indenture, (b) the applicable supplement, if any, to such Indenture, has been duly authorized and validly executed and delivered by the Partnership, Rose Rock Finance and the Guarantors, as applicable, and by the trustee and, if applicable, the securities administrator under such Indenture, or the applicable resolution of the board of directors has been duly authorized and validly executed and delivered by each of the General Partner and Rose Rock Finance, as applicable, or the applicable officer’s certificate has been validly executed and delivered by a duly authorized officer of each of the General Partner and Rose Rock Finance, as applicable, in each case, in accordance with the terms of such Indenture, (c) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as

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amended (the “Trust Indenture Act”), (d) the Partnership and, if applicable, Rose Rock Finance, has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of the General Partner and Rose Rock Finance, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Partnership and, if applicable, Rose Rock Finance.

3. With respect to the Guarantees of any series of Debt Securities to be issued by the Guarantors under either of the Indentures, when (a) the Partnership, Rose Rock Finance and the applicable Guarantors have taken all necessary partnership, limited liability company or corporate action, as applicable, to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the applicable Guarantors agree to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership, Rose Rock Finance, if applicable, the applicable Guarantors and by the trustee and, if applicable, the securities administrator under such Indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of the General Partner (on behalf of the Partnership and the applicable Guarantors) and Rose Rock Finance, as applicable, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantors.

4. The Secondary Common Units, other than the Conversion Units, have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by the matters described in the three bullets under paragraph 1 above.

5. With respect to the Conversion Units, when the conditions set forth in the Partnership Agreement with respect to the conversion of Subordinated Units and the Class A Units have been met and such Conversion Units have been issued in accordance with the terms thereof, such Conversion Units will be duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by the matters described in the three bullets under paragraph 1 above.

Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in

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equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

With respect to our opinions expressed above as they relate to Debt Securities and the Guarantees or other obligations of the Registrants, as applicable, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York, the Delaware Act and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Act and the Delaware Limited Liability Company Act). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP